Exhibit 1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated September 22, 2003, relating to the financial statements of Luna Medical Technologies Inc. (a development stage company) in the Registration Statement on Form SB-2/A October 1, 2003, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'

/s/ MacKay LLP, Chartered Accountants

Vancouver, British Columbia, Canada

January 23, 2004